Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, HSBC Debenture-Backed Series 2003-4

*CUSIP:	21988G296	Class	A-1
	21988GCG9	Class	A-2A
	21988GCH7	Class	A-2B

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 17, 2012.

INTEREST ACCOUNT

Balance as of July 15, 2011		$0.00
Scheduled Income received on securities		$2,014,344.00
Unscheduled Income received on securities		$0.00

LESS:
Distribution to Class A-1 Holders	-$	1,748,562.50
Distribution to Class A-2A Holders	-$	265,781.50
Distribution to Class A-2B Holders	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of January 17, 2012		$0.00

PRINCIPAL ACCOUNT

Balance as of July 15, 2011		$0.00
Scheduled principal payment received on securities		$0.00

LESS:
Distribution to Holders	-$	0.00
Balance as of January 17, 2012		$0.00

UNDERLYING SECURITIES HELD AS OF January 17, 2012

Principal Amount	Title of Security
$55,954,000	Republic New York Corporation, predecessor to HSBC USA Inc. 7.20% Subordinated Debentures due July 15, 2097
*CUSIP: 760719BH6

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.